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                                                                   Exhibit 10.27

                                    AMENDMENT
                                     TO THE
                         AFFILIATED MANAGERS GROUP, INC.
                       LONG-TERM EXECUTIVE INCENTIVE PLAN


     This Amendment to the Affiliated Managers Group, Inc. Long-Term Executive Incentive Plan (the "Plan") shall become effective upon approval by the stockholders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent in accordance with applicable law.

     1. DEFINITION OF "CASH NET INCOME". Subparagraph (g) of Section 2 of the Plan is hereby deleted in its entirety and the following substituted therefor:

     "`CASH NET INCOME' for any fiscal year shall mean the Company's earnings after interest expense and income taxes, but before depreciation, and amortization, deferred taxes and extraordinary items, as determined in accordance with generally accepted accounting principles for such fiscal year."

     2. STATUS OF PLAN. Except as specifically amended hereby, the Plan shall continue in full force and effect. From and after the date hereof, all references in any agreements covering awards granted under the Plan shall be deemed to be references to the Plan as hereby amended.


Amended as of April 12, 2002.